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                                                                    EXHIBIT 3.17


CERTIFICATE OF INCORPORATION
A STOCK CORPORATION


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FIRST: The name of this Corporation is BLUEGREEN HOLDING CORPORATION (Texas)

SECOND: Its Registered Office in the State of Delaware is to be located at 1013

CENTRE ROAD                                Street, in the City of  WILMINGTON

County of NEW CASTLEt                      Zip Code 19805



The Registered Agent in charge thereof  is Corporation Service Company

THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH: The amount of the total authorized capital stock of this corporation is

Ten                                          Dollars ($10.00         ) divided

into 1,000      shares, of One Cent          Dollars ($0.01          ) each.

FIFTH:  The name and mailing address of the incorporator are as follows:

                  Name   JOHN F. CHISTE

                  Mailing Address       5295 Town Center Road
                                        Boca Raton, FL         Zip Code  33486

I, THE UNDERSIGNED, for the purpose of forming a corporation under the laws of the State of Delaware, do make, file and record this Certificate, and do certify that the facts herein stated are true, and I have accordingly hereunto set my hand this 24th day of November, A.D. 1997.

                                                 /s/ John F. Christe
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                                                 John F. Christe, Incorporator